SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                   May 8, 1998
                                   ------------
                Date of Report (Date of earliest event reported)



                               INNOVUS CORPORATION
                               -------------------
             (Exact name of Registrant as specified in its charter)



           Delaware                   0-26790                 87-0461856
           --------                   -------                 ----------
       (State or other       (Commission File Number)        (IRS Employer
       jurisdiction of                                      Identification
        Incorporation)                                           No.)



                               4600 Campus Drive
                            Newport Beach, CA  92660
                            ------------------------
                    (Address of principal executive offices)
                                   (Zip Code)



                                 (949) 833-1220
                                 --------------
              (Registrant's telephone number, including area code)



                           392 E. 12300 South, Suite J
                                Draper, UT 84020
                                ----------------
             (Former name or address, if changed since last report.)

Item 1.  Changes in Control of the Registrant

     On May 8, 1998, after the close of business, Innovus Corporation entered into an Agreement and Plan of Share Exchange dated as of May 8, 1998 (the "Agreement") by and among the Registrant and Intermark Corporation, a California corporation, and the securityholders of Intermark Corporation ("Exchanging Securityholders"). Upon the closing of the transaction contemplated by the Agreement ("Closing"), there would be a change in control of the Registrant. The transaction is expected to be consummated in late May 1998, subject to satisfaction or waiver of closing conditions.

     The Agreement provides for the Exchanging Securityholders to deliver and exchange all of the outstanding capital stock of Intermark Corporation and options or other rights to purchase such capital stock for capital stock of the Registrant having voting power equal to 75% of the capital stock of the Registrant outstanding as of immediately after the Closing, assuming that all of the holders of Intermark Corporation securities execute the Agreement. Management of Intermark Corporation will own approximately 60% of the Registrant's capital stock as of immediately after the Closing.

     The Agreement also provides that immediately after the Closing, Thomas Hemingway, the Chief Executive Officer of Intermark Corporation, will become the Chief Executive Officer of the Registrant, and two additional designates of Intermark Corporation will be elected to the Board of Directors of the Registrant, who together would comprise a majority of the Board of Directors of the Registrant as then constituted.

     The capital stock issuable by the Registrant to the Exchanging Securityholders upon the Closing will be comprised of a limited number of authorized and unissued shares of the Registrant's Common Stock, par value $.001 ("Common Stock"), and the remainder will be comprised of authorized and unissued shares of a new series of Preferred Stock, to be designated by the Board of Directors of the Registrant as the Series H Convertible Preferred Stock, par value $.001 per share, which will be convertible into Common Stock and have voting rights equivalent to the number of shares of Common Stock which would be issuable upon conversion (without regard to whether there is an inadequate amount of authorized and unissued Common Stock available for issuance upon conversion).

     Accordingly, the Registrant's Board of Directors also authorized and agreed to recommend to the Registrant's stockholders for approval a 1-for-10 reverse stock split of the Common Stock, which would result in 90% fewer shares of Common Stock being outstanding and reserved for issuance immediately after the reverse split. As a result, a substantial number of the Registrant's 15,000,000 shares of Common Stock that are presently authorized would become available for issuance. These available shares would be used for conversion of Series H Preferred Stock into Common Stock and for other purposes. Upon such shares becoming available, as a result of the reverse split, or otherwise, the Series H Preferred Shock would be automatically convertible into Common Stock at the election of the Registrant and the holders may also elect such conversion.

     If fewer than all of the holders of securities of Intermark Corporation execute and deliver the Agreement prior to the Closing, the Registrant may cause Intermark Corporation to be merged with and into the Registrant in order to acquire al of the remaining securities of Intermark Corporation. It is anticipated that all of such securityholders will execute and deliver the Agreement.

     The  Agreement  and Plan of Share  Exchange  filed  with  this  Form 8-K as
Exhibit 2.1 and the text of the news release  dated May 11, 1998 as set forth in
Item 5 hereof, are incorporated by this reference into this Item 1.


Item 5.  Other Events

     On May 11, 1998, the Registrant and Intermark Corporation jointly issued the following news release:

Contact: James Budd
Intermark Corporation
Voice: (714) 833-1220
Email: jbudd@intermk.com

For Release
May 11, 1998
7:30 am EST

                      INTERMARK AND INNOVUS CORPORATION
                   ANNOUNCE SIGNING OF ACQUISITION AGREEMENT

NEWPORT BEACH, CA AND SALT LAKE CITY, UT (OTC BB: INUS), - May 11, 1998 - Intermark Corporation, Newport Beach, California and Innovus Corporation, Salt Lake City, Utah, jointly announced today that they have signed a definitive agreement whereby Intermark will be acquired by Innovus in exchange for Innovus common and convertible preferred voting shares.

         As a result of the share exchange, Intermark will be a wholly owned subsidiary of Innovus and the previous holders of Intermark securities will receive shares of Innovus that represent 75% of the voting power and outstanding stock of Innovus, fully-diluted.

         Innovus shares to be issued include a new Series H Preferred Stock automatically convertible into common stock when additional common stock is authorized for issuance. The share exchange is expected to be completed in late May 1998, subject to satisfaction of closing conditions. Conversion of all of the previously outstanding preferred stock is a condition to the Closing of the share exchange.

         As part of the authorization of the share exchange, the Innovus Board of Directors has approved an amendment of the Innovus Certificate of Incorporation that would effect a 10-for-1 reverse stock split of the common stock, and after the Closing of the share exchange will recommend the same to Innovus common stockholders for approval at the next annual meeting. The reverse stock split and the related increase in authorized capital will result in the conversion of all shares of Series H Preferred Stock into common stock.

         Proxies are not being solicited hereby. Proxies will be solicited concurrently with delivery of a proxy statement containing the information specified by Schedule 14A under the Securities Exchange Act of 1934, as amended.

         In conjunction with the Closing of the share exchange, Innovus will appoint Thomas Hemingway, and two additional persons to be designated by the management of Intermark, to Innovus' Board of Directors. Management of Intermark will hold approximately 60% of the voting power of Innovus and its outstanding stock on a fully-diluted, as converted, basis.

With the completion of the Acquisition Agreement, Innovus moved its corporate offices to Intermark's Newport Beach, California headquarters. This move will allow the employees of Intermark to efficiently integrate Innovus products into Intermark sales channels

In a statement, Tom Hemingway, Chairman and Chief Executive Officer of Intermark said, "The transaction with Innovus is an important step in the continued growth of Intermark's business and should enhance the company's ability to serve its expanding customer base." Mr. David Mock, Chairman of the Board and Chief Financial Officer of Innovus said, "The combination of Intermark with Innovus will greatly strengthen Innovus' overall product technology and sales and marketing abilities." Mr. Mock added, "The fact that the remaining Innovus employees have relocated to Intermark's facilities in Newport Beach, California, should also mean a considerable cost savings."

Intermark is a provider of sales and marketing services, Internet products, and is developing online diagnostic-based Electronic Software Distribution (ESD) solutions. Intermark believes its new ESD solution will greatly enhances the ability to sell and deliver software electronically, by dramatically reducing download times and by automatically installing software for immediate use. This proprietary technology enables consumers to bypass the traffic jams caused by lengthy downloads commonly associated with other methods of electronic distribution.

Statements expressing the beliefs and expectations of management regarding future performance are forward-looking and involve risks and uncertainties, including, but not limited to, consummation of the transaction, Innovus's ability to manage and integrate acquired businesses, quarterly fluctuations in results and other risks. These risks are and will be detailed from time to time in Innovus's Securities and Exchange filings, including its Form 10-K for the year ended December 31, 1997 and subsequent Form 10-Q's and 8-K's. Actual results may differ materially from Management's expectations.

For more information,  contact Intermark Corporation, 4600 Campus Drive, Newport
Beach,    CA   92660,    at   (714)   833-1220   or   visit   its   website   at
http://www.imarkmall.com.
                                      ####

Item 7.  Financial Statements and Exhibits

     (c) Exhibits. The following exhibit is incorporated herein by this reference:

     Exhibit No.             Description of Exhibit
     -----------             ----------------------
         2.1                 Agreement and Plan of Share Exchange dated as of
                             May 8, 1998 among the Registrant; Intermark
                             Corporation, a California corporation; and the Exchanging Securityholders of Intermark
                             Corporation

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               INNOVUS CORPORATION



Date:  May 11, 1998.                       By   /s/ Terry Haas
                                                ----------------------------
                                                Terry Haas, President

                                EXHIBIT INDEX
                                -------------

     Exhibit No.             Description of Exhibit
     -----------             ----------------------
         2.1                 Agreement and Plan of Share Exchange dated as of
                             May 8, 1998 among the Registrant; Intermark
                             Corporation, a California corporation; and the
                             Exchanging Securityholders of Intermark
                             Corporation.  Omitted from this Form 8-K filing
                             are the following schedules or attachments to
                             the agreement identified immediately above:
                              (A)  Form of Certificate of Designation of
                                   Series H Convertible Preferred Stock;
                              (B)  Intermark Corporation Financial Statements
                                  (Unaudited) for its 1997 Fiscal Year;
                              (C) Confidentiality  Agreement  dated  March  1998
                                  between   the    Registrant    and   Intermark
                                  Corporation;
                              (D) Disclosure Schedule of Intermark
                                  Corporation;
                              (E) Disclosure Schedule of the Registrant.